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                                                                    EXHIBIT 12.1

                             STONE CONTAINER CORPORATION
                  COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

                                                                                    Three Months             Six Months
                                                                                       ended                    ended
                                                                                      June 30,                 June 30,
                                                                              -------------------        ------------------
(IN MILLIONS)                                                                    1996        1995          1996        1995
                                                                               ---------  --------        --------  --------

Income (loss) before extraordinary charges and cumulative
  effects of accounting changes. . . . . . . . . . . . . . . . . . .          $(21.1)      $131.0       $ 11.3      $227.8
Income tax provision (credit). . . . . . . . . . . . . . . . . . . .           (19.3)        93.2         (4.7)      160.5
Minority interest in consolidated subsidiaries . . . . . . . . . . .             (.9)         8.7         (1.8)       12.9
Preferred stock dividend requirements of majority owned
  subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . .             -            -            -           -
Undistributed (earnings) loss of non-consolidated subsidiaries . . .           (15.4)         (.9)       (39.1)       (2.7)
Capitalized interest . . . . . . . . . . . . . . . . . . . . . . . .            (3.6)        (3.5)        (6.8)       (5.8)
                                                                               -------      --------     -------     -------
                                                                               (60.3)       228.5        (41.1)      392.7
                                                                               -------      --------     -------     -------
                                                                               -------      --------     -------     -------

Fixed charges:
  Interest charges (expensed and capitalized), amortization of
    debt discount and debt fees on all indebtedness. . . . . . . . .           105.1        121.6        207.9       245.3
  Interest cost portion of rental expenses (33 1/3%) . . . . . . . .             8.9          8.4         17.8        16.1
  Preferred stock dividend requirements of majority owned
    subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . .             -            -            -           -
                                                                               -------      --------     -------     -------
      Total fixed charges. . . . . . . . . . . . . . . . . . . . . .           114.0        130.0        225.7       261.4
                                                                               -------      --------     -------     -------
                                                                               -------      --------     -------     -------

Earnings before income taxes, undistributed (earnings) loss of non-consolidated subsidiaries, minority interest and fixed
  charges (excluding capitalized interest) . . . . . . . . . . . . .           $53.7       $358.5       $184.6      $654.1
                                                                               -------      --------     -------     -------
Ratio of earnings to fixed charges . . . . . . . . . . . . . . . . .           (A)            2.76       (A)           2.50
                                                                               -------      --------     -------     -------
                                                                               -------      --------     -------     -------
                                                                                    Year ended December 31,
                                                                   ---------------------------------------------------------------
                                                                       1995       1994        1993          1992          1991
                                                                      ------     ------      ------        -------      --------
Income (loss) before extraordinary charges and cumulative
  effects of accounting changes. . . . . . . . . . . . . . . . .    $ 444.5    $(128.8)    $(319.2)        $ (169.9)       $(49.1)
Income tax provision (credit). . . . . . . . . . . . . . . . . .      320.9      (35.5)     (147.7)           (59.4)         31.1
Minority interest in consolidated subsidiaries . . . . . . . . .       29.3        1.2         3.6              5.3           5.8
Preferred stock dividend requirements of majority owned
  subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . .          -       (9.4)       (5.7)            (4.7)         (5.9)
Undistributed (earnings) loss of non-consolidated subsidiaries .       (9.0)       9.1        13.3              6.0           5.4
Capitalized interest . . . . . . . . . . . . . . . . . . . . . .      (13.2)      (4.7)      (10.8)           (47.4)        (81.9)
                                                                     --------   --------    --------          -------       -------
                                                                      772.5     (168.1)     (466.5)          (270.1)        (94.6)
                                                                     --------   --------    --------          -------       -------
                                                                     --------   --------    --------          -------       -------

Fixed charges:
  Interest charges (expensed and capitalized), amortization of
    debt discount and debt fees on all indebtedness. . . . . . .      473.5      460.7       437.5            433.5         479.7
  Interest cost portion of rental expenses (33 1/3%) . . . . . .       35.4       29.1        27.4             27.8          26.8
  Preferred stock dividend requirements of majority owned
    subsidiary . . . . . . . . . . . . . . . . . . . . . . . . .          -        9.4         5.7              4.7           5.9
                                                                     --------   --------    --------          -------       -------
      Total fixed charges. . . . . . . . . . . . . . . . . . . .      508.9      499.2       470.6            466.0         512.4
                                                                     --------   --------    --------          -------       -------
                                                                     --------   --------    --------          -------       -------

Earnings before income taxes, undistributed (earnings) loss of non-consolidated subsidiaries, minority interest and fixed
  charges (excluding capitalized interest) . . . . . . . . . . .   $1,281.4    $ 331.1     $   4.1          $ 195.9        $417.8
                                                                     --------   --------    --------          -------       -------
Ratio of earnings to fixed charges . . . . . . . . . . . . . . .       2.52         (B)         (C)              (D)           (E)
                                                                     --------   --------    --------          -------       -------
                                                                     --------   --------    --------          -------       -------
- ----------
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(A)      The Company's earnings for the three and six months ended June 30,
         1996 were insufficient to cover fixed charges by $60.3 million and
         $41.1 million, respectively.

(B) The Company's earnings for the year ended December 31, 1994 were insufficient to cover fixed charges by $168.1 million. Earnings for 1994 included a non-recurring pretax gain of $22.0 million relating to an involuntary conversion at the Company's Panama City, Florida pulp and paperboard mill. If such a nonrecurring event had not occurred, earnings would have been insufficient to cover the fixed charges by $190.1 million.

(C) The Company's earnings for the year ended December 31, 1993 were insufficient to cover fixed charges by $466.5 million. Earnings for 1993 included a non-recurring pretax gain of $35.4 million from the sale of the Company's 49 percent equity interest in Empaques de Carton
         Titan, S.A. If such a non-recurring event had not occurred, earnings would have been insufficient to cover fixed charges by $501.9 million.

(D) The Company's earnings for the year ended December 31, 1992 were insufficient to cover fixed charges by $270.1 million.

(E) The Company's earnings for the year ended December 31, 1991 were insufficient to cover fixed charges by $94.6 million. Earnings for 1991 included a non-recurring pretax gain of $41.8 million associated with the settlement and termination of a Canadian supply contract and a non-recurring pretax gain of $17.5 million relating to an involuntary conversion at the Company's Missoula, Montana mill. If such nonrecurring events had not occurred, earnings would have been insufficient to cover the fixed charges by $153.9 million.